UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 30, 2010, Huntsman Corporation entered into a Stipulation of Settlement to resolve claims in Weiss v. Huntsman Corporation et al., which was pending in the 60th Judicial District Court, Jefferson County, Texas.   On January 4, 2011, the Court gave preliminary approval to the Stipulation of Settlement and ordered that Huntsman Corporation notify shareholders of the preliminary approval by inclusion in or attachment to an 8-K filing.  The full text of the Notice is attached as Exhibit 99.1. The full text of the Stipulation of Settlement is attached as Exhibit 99.2

The Stipulation of Settlement does not provide for the payment of monetary compensation to shareholders; rather, it provides for certain changes in corporate governance policies and procedures and for the payment of plaintiff’s attorneys’ fees and litigation expenses.

In connection with the settlement, Huntsman Corporation is admitting no wrongdoing of any kind and is entering into the settlement in order to eliminate the substantial burden, expense, inconvenience and distraction of litigation, and to dispel any uncertainty that may exist as a result of the filed action.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

99.1	Notice of Preliminary Approval of Stipulation of Settlement

99.2	Stipulation of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ Troy M. Keller
Assistant Secretary

Dated: January 6, 2011

EXHIBIT INDEX

Number	Description of Exhibits

99.1	Notice of Preliminary Approval of Stipulation of Settlement

99.2	Stipulation of Settlement